Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Oxford Technologies, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2006 as filed with the SEC on or about the date hereof (the “Report”), I, Jacinta Sit, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

/s/ Jacinta Sit

Jacinta Sit

President & Chief Financial Officer

(Principal Executive Officer and Principal Financial Officer)

Date:  October 16, 2007